Exhibit 3.2

BY-LAWS

OF

CELATOR PHARMACEUTICALS, INC.

ARTICLE 1 OFFICES

Section 1.1 The Corporation shall have and maintain in the State of Delaware a registered office which may, but need not be, the same as its place of business.

Section 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2 STOCKHOLDERS

Section 2.1 All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, and at such date and time as may be designated by the Board of Directors and as shall be specified in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2 An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly be brought before the meeting, shall be held at such place, date and time as the Board of Directors may designate and as shall be specified in the notice of the meeting or in a duly executed waiver of notice thereof. In the absence of such a designation by the Board of Directors, the Annual Meeting of Stockholders shall be held during the month of May each year on a date to be determined from year to year by the Board of Directors.

Section 2.3 Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors, the Chief Executive Officer, or the President and shall be called by the President or the Secretary at the request in writing of: (i) any director of the Corporation then in office or (ii) stockholders entitled to cast at least one-fifth of the votes that all stockholders are entitled to cast at the particular meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the purposes stated in the notice thereof.

Section 2.4 Written notice of any annual or special meeting of stockholders shall be mailed to each stockholder entitled to vote thereat at such stockholder’s address as it appears on the records of the Corporation, not fewer than ten nor more than sixty days before the date of such meeting. Such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address as it last appears on the records of the Corporation. Such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall state the purpose or purposes for which the meeting is called.

Section 2.5 At any meeting of the stockholders, the holders of a majority of all of the issued and outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, except to the extent that the presence of a larger number of stockholders may be required by law, by the Certificate of Incorporation of the Corporation or by these By-laws. If a quorum shall fail to be present or represented at any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time. When a meeting is so adjourned, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

Section 2.6 At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or any complete and reliable copy, facsimile telecommunication or other reproduction of the writing executed by such stockholder or by an authorized officer, director, employee or agent of such stockholder, to the extent permitted by law, and submitted to the Secretary at or before such meeting, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Except as otherwise provided herein, in the Certificate of Incorporation or as required by law, each stockholder shall have one vote for each share of stock entitled to vote that is registered in his name on the record date for the meeting. Neither the election of directors nor any other voting need be by written ballot, except upon demand therefor by the Board of Directors or the officer of the Corporation presiding at the meeting of stockholders where the vote is to be taken. When a quorum exists at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one for which, by express provision of law or of the Certificate of Incorporation of the Corporation or of these By-laws, a different vote is required.

Section 2.7 At least ten days before every meeting of stockholders, the officer who has charge of the stock ledger of the Corporation shall prepare a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Corporation who is present. The stock ledger of the Corporation shall be the only evidence as to the identities of the stockholders entitled to examine the list of stockholders required by this Section 2.7 or to vote in person or by proxy at any meeting of stockholders.

Section 2.8 The Board of Directors shall appoint either one or three inspectors of election, in advance of any meeting of stockholders, to act at such meeting of the stockholders or any adjournment thereof. Inspectors of election need not be stockholders, and no person who is a candidate for corporate office shall act as an inspector of election. If three inspectors of election are appointed, such inspectors of election shall act by majority vote. Each inspector of election shall sign an oath faithfully to execute the duties of inspector with strict impartiality and to the best of the inspector’s ability and shall do all acts as are necessary and proper to conduct the election or vote and all such other acts as may be prescribed by law with fairness to all stockholders. Such inspectors of election shall make a written report of any matter determined by them and shall execute a certificate as to any fact found by them.

Section 2.9 The chairman of any meeting of the stockholders shall determine the order of business and the procedure to be followed at such meeting, including such regulation of the manner of voting and the conduct of discussion as he shall deem to be fair and equitable.

Section 2.10 The stockholders may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting.

Section 2.11 Unless otherwise required by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given in conformity herewith to those stockholders who have not consented thereto in writing.

ARTICLE 3 BOARD OF DIRECTORS

Section 3.1 The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. In addition to the powers expressly conferred upon the Board of Directors by these By-laws, the Board of Directors may exercise all powers of the Corporation and perform all lawful acts as are not required to be exercised or performed by the stockholders pursuant to law, the Certificate of Incorporation of the Corporation or these By-laws. The Board of Directors may designate a director to serve as Chairman of the Board, who shall preside at all meetings of the Board of Directors. The Chairman of the Board shall serve for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3.2 Directors shall be natural persons who need not be stockholders of the Corporation. Except as otherwise provided in the Certificate of Incorporation, the specific number of directors shall be designated from time to time exclusively by the Board of Directors. Each director shall be elected for a term of one year and until his or her successor is duly elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office. Except as otherwise provided in the Certificate of Incorporation or any agreement to which the Company is subject or by which it is bound, whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors, who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board of Directors that are being eliminated by such decrease.

Section 3.3 Except as otherwise provided in the Certificate of Incorporation or any agreement to which the Company is subject or by which it is bound, any vacancy on the Board of Directors occurring by reason of death, resignation, disqualification, removal or other cause may be filled by a majority of the directors then in office, although less than a quorum, and each director elected to fill a vacancy shall serve for the unexpired term of his predecessor and until his successor is duly elected and qualified.

Section 3.4 The organizational meeting of each newly elected Board of Directors may be held immediately following the stockholders meeting at which such directors were duly elected without the necessity of notice to such directors or at such time and place as may be fixed by notice or a duly executed waiver of notice thereof.

Section 3.5 Regular meetings of the Board of Directors shall be held without call or notice at such time and place as shall from time to time be fixed by the Board of Directors.

Section 3.6 Special meetings of the Board of Directors may be called by the Chief Executive Officer, by the President or by the Secretary or upon the written request of any director of the Corporation then in office. Notice of the place, time and date of each such special meeting shall be given to each director by whom it is not waived by mailing written notice to each director not less than two days before the meeting or by giving notice in person or by telephone, telegram or facsimile transmission not less than twenty-four hours before the meeting. Notice of special meetings of the Board of Directors need not state the purpose thereof, except as otherwise expressly provided by law, by the Certificate of Incorporation or by these By-laws. Any and all business may be transacted at a special meeting, unless otherwise indicated in the notice thereof or provided by law, by the Certificate of Incorporation or by these By-laws.

Section 3.7 Members of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting.

Section 3.8 At any meeting of the Board of Directors, the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these By-laws. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting to any place, date or time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9 Unless otherwise provided by law, by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing and such consent is filed with the minutes of proceedings of the Board of Directors or committee thereof.

Section 3.10 Directors, in addition to expenses of attendance, shall be allowed such compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors, as may be fixed from time to time by the Board of Directors; provided, that nothing contained in these By-laws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.11 A member of the Board of Directors or of any committee thereof shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee thereof, or in relying in good faith upon other records of the Corporation.

ARTICLE 4 COMMITTEES

Section 4.1 The Board of Directors, by a vote of a majority of the whole Board of Directors, may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, appoint at least three directors to serve as members and may designate, if it desires, one or more directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution that designates the committee or a supplemental resolution of the Board of Directors shall so provide. The Board of Directors may, from time to time, suspend, alter, continue or terminate any committee or the powers and functions thereof.

Section 4.2 The Board of Directors may appoint committees consisting of officers or other persons, with chairmanships, vice chairmanships and secretaryships and such duties and powers as the Board of Directors may from time to time designate and prescribe. The Board of Directors may from time to time suspend, alter, continue or terminate any of such committees or the powers and functions thereof.

Section 4.3 Any action that may be taken by a committee at a meeting may be taken without a meeting if all members thereof consent thereto in writing and such writing is filed with the minutes of the proceedings of such committee.

Section 4.4 Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. Adequate provision shall be made for notice to all members of any committee of all meetings of that committee.

ARTICLE 5 OFFICERS

Section 5.1 The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary and a Treasurer. Officers shall be appointed from time to time by the Board of Directors. No officer except the Chief Executive Officer need be a member of the Board of Directors. Any number of offices may be held by the same person.

Section 5.2 The Board of Directors may appoint one or more Vice Presidents and such other officers, including assistant officers, and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 5.3 Each officer shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement or removal. Any officer appointed by the Board of Directors may be removed at any time by the Board of Directors without prejudice to his or her contract rights. If the office of any officer becomes vacant for any reason, such vacancy shall be filled by the Board of Directors. Any officer appointed to fill such a vacancy shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement or removal.

Section 5.4 The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision of these By-laws.

Section 5.5 The Chief Executive Officer shall have general management, direction and control of the business and affairs of the Corporation, subject to the direction of the Board of Directors. The Chief Executive Officer shall preside at all meetings of the stockholders and, if no Chairman of the Board shall be designated, of the Board of Directors. Unless otherwise directed by the Board of Directors from time to time, the Chief Executive Officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

Section 5.6 The President shall be the chief operating officer of the Corporation and shall have such powers and perform such duties as may from time to time be assigned to the President by the Chief Executive Officer or the Board of Directors. In the absence or disability of the Chief Executive Officer, the President shall be the chief executive officer of the Corporation, and, as such, shall have the functions, authority and duties provided for the Chief Executive Officer.

Section 5.7 Each Vice President shall have such powers and perform such duties as may be delegated to such Vice President by the Board of Directors or by the Chief Executive Officer.

Section 5.8 The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall record all votes and the minutes of all proceedings at such meetings in a book to be kept for that purpose and shall perform such other duties as the Board of Directors may from time to time prescribe. The Secretary shall perform the preceding duties for any committee of the Board of Directors upon the request of the Board of Directors or such committee. The Secretary shall give or cause to be given notice of all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the seal of the Corporation, and, where required, shall have the authority to affix such seal to any instrument. In the absence or disability of the Secretary, any Assistant Secretary shall perform the duties and exercise the powers of the Secretary.

Section 5.9 The Treasurer shall have the custody of the Corporation’s funds and securities and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The Treasurer shall make such disbursements of the Corporation’s funds as are authorized by the Board of Directors or by the President, taking proper vouchers for such disbursements, and shall render to the Board of Directors an account of all such transactions and of the financial condition of the Corporation, at such times as the Board of Directors may require. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe. In the absence or disability of the Treasurer, any Assistant Treasurer shall perform the duties and exercise the powers of the Treasurer.

ARTICLE 6 INDEMNIFICATION

Section 6.1 The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

Section 6.2 The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article 6 or otherwise.

Section 6.3 If a claim for indemnification or payment of expenses under this Article 6 is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

Section 6.4 The rights conferred on any Indemnitee by this Article 6 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

Section 6.6 Any repeal or modification of the foregoing provisions of this Article 6 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.7 This Article 6 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

Section 6.8 Any provisions of the Certificate of Incorporation that provide more favorable indemnification rights than those set forth in this Article 6 to the Indemnitees shall take precedence over the provisions of this Article 6.

ARTICLE 7 STOCK

Section 7.1 The certificates representing shares of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. Each stockholder shall be entitled to a certificate exhibiting such stockholder’s name and the number of shares held by such stockholder, which certificate shall be signed by the Chief Executive Officer or the President or any Vice President, and by the Treasurer or the Secretary or any Assistant Secretary. Any or all of the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2 Transfers of stock shall be made only upon the transfer books of the Corporation maintained in an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation, and only by the person named in the certificate or by his attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

Section 7.3 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.4 The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

Section 7.5 The Board of Directors may authorize the issuance of a new certificate representing shares of stock in place of any certificate previously issued by the Corporation and alleged to have been lost, stolen or destroyed, pursuant to such regulations as the Board of Directors may establish concerning proof or advertisement of such alleged loss, theft or destruction and concerning the giving of a satisfactory bond or bonds sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.

Section 7.6 The issue, transfer, conversion and registration of certificates of stock of the Corporation shall be governed by such other regulations as the Board of Directors may from time to time establish.

ARTICLE 8 NOTICES

Section 8.1 Whenever notice is required to be given to any director, committee member, officer, stockholder, employee or agent, whether pursuant to law, the Certificate of Incorporation or these By-laws, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by depositing the same in the mail, postage prepaid, or by overnight carrier addressed to such stockholder at his last known address as the same appears on the books of the Corporation, and, in the case of directors, committee members, officers, employees and agents, by telephone, or by mail, postage prepaid, or by prepaid telegram at his or her last known address as the same appears on the books of the Corporation. All notices shall be deemed to be given when mailed, telegraphed or telephoned.

Section 8.2 Whenever notice is required to be given to any stockholder, director, committee member, officer, employee or agent, whether pursuant to law, the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except as otherwise provided by law. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation of the Corporation or by these By-laws.

ARTICLE 9 MISCELLANEOUS

Section 9.1 Any officer of the Corporation shall, if required by the Board of Directors, give the Corporation a bond for the faithful performance of the duties of his or her office, and for the restoration to the Corporation of all corporate books, papers, vouchers, money and property of whatever kind in his or her possession or under his or her control. Such bond shall be for a sum and with such surety or sureties as the Board of Directors may require.

Section 9.2 The corporate seal shall be in the charge of the Secretary and shall have inscribed thereon the name of the Corporation and the words “Incorporated 2005 Delaware.” If and when so directed by the Board of Directors or a committee thereof, the Secretary may have duplicates of such seal made and deposited for use with other officers of the Corporation. It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal.

Section 9.3 The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 9.4 All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 9.5 The Board of Directors shall determine from time to time whether, when and under what conditions and regulations, the books and records of the Corporation (except such as may by statute be specifically open to inspection) shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

Section 9.6 Facsimile signatures of any officer of the Corporation may be used at such time and in such manner as authorized by the Board of Directors or a committee thereof.

ARTICLE 10 AMENDMENT

Section 10.1 These By-laws may be amended, suspended or repealed and new By-laws may be adopted in a manner consistent with law: (a) if authorized by the Certificate of Incorporation, by the affirmative vote of a majority of the directors then in office, at any meeting of the Board of Directors, or (b) by the affirmative vote of the stockholders at any stockholders meeting called and maintained in accordance with Article 2 of these By-laws; provided, however, that a brief description of such proposed amendment, suspension or repeal and/or adoption of new By-laws is contained in the notice of such meeting of the Board of Directors or of such annual or special meeting of the stockholders.

Adopted as of March 28, 2005